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                            CERTIFICATE OF AMENDMENT
                                     TO THE
            FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                          DataTRAK INTERNATIONAL, INC.

         PURSUANT TO SECTION 1701.69 AND SECTION 1701.73 OF THE GENERAL
                      CORPORATION LAW OF THE STATE OF OHIO

The undersigned, Dr. Jeffrey A. Green and Thomas F. McKee certify that they are the President and Secretary, respectively, of DataTRAK International, Inc., a corporation organized and existing under the laws of the State of Ohio (the "Company"), and do hereby certify as follows:

     1. This Certificate of Amendment was unanimously approved by the Board of Directors of the Company and thereafter duly adopted by the stockholders thereof, in accordance with the provisions of Section 1701.69 of the General Corporation Law of the State of Ohio.

     2. Article V of the Fifth Amended and Restated Article of Incorporation of the Company is hereby amended to read in its entirety as follows:

                                   "ARTICLE V
                                   ----------

                    1.   Number and Classification of Directors
                         --------------------------------------

                    (a) The Board of Directors shall consist of not less than three nor more than fifteen members and shall be divided into two classes, Class I and Class II, which shall be as nearly equal in number as possible. Subject to the foregoing limitations, the number of Directors shall be fixed by, or in the manner provided in, the Code of Regulations of the Corporation. In the event that the total number of Directors is not divisible by two, the extra Director shall be assigned to Class I. The Directors to be elected at each annual meeting of Shareholders shall be the only members of the class whose term of office then expires. The term of office of the initial Directors in each class shall be as follows: (a) Directors in Class I shall hold office until the annual meeting of Shareholders held in 2001 and (b) Directors in Class II shall hold office until the annual meeting of Shareholders held in 2000. Each Director elected at any Shareholders' meeting commencing with the 1999 annual meeting shall serve for a term ending on the date of the second annual meeting of Shareholders following the meeting at which such Director was elected.

                     (b) In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the two classes of Directors as provided above in this Article V.
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                     (c) Notwithstanding any of the foregoing provisions of
     this Article, each Director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. No Director may be removed except for cause and (in addition to the affirmative vote which may be required of the holders of any series of Preferred Shares which may then be outstanding) by the affirmative vote of the holders of at least a majority of the outstanding Common Shares of the Corporation entitled to vote thereon. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by a majority vote of the Directors then in office, or by the sole remaining Director if only one Director remains in office. A Director so elected to fill a vacancy shall serve for the remainder of the present term of office of the class to which he or she was elected."

IN WITNESS WHEREOF, DataTRAK International, Inc. has caused this Certificate of Amendment to be signed by Dr. Jeffrey A. Green, its President, and attested by Thomas F. McKee, its Secretary, this 22nd day of September, 1999.

                              DataTRAK INTERNATIONAL, INC.



                              /s/Dr. Jeffrey A. Green
                              ----------------------------------
                              Dr. Jeffrey A. Green


ATTEST:

/s/Thomas F. McKee
----------------------------
Thomas F. McKee